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LETTERHEAD OF
MORRISON KNUDSEN CORPORATION
MK-FERGUSON GROUP

PROC-97-RW-16405

October 1, 1997

Advanced Sciences, Inc.
2340 Menaul Boulevard NE, Ste. 400
Albuquerque, New Mexico 87107

ATTENTION:     Peter E. Harrod, P.E.

SUBJECT:       Subcontract No. 3589-SC-WP97106
               ORGANIC WASTE TREATABILITY STUDY USING SOLVATED
               NOTICE OF AWARD

Dear Mr. Harrod:

This letter confirms Notice of Award to Advanced Sciences, Inc. of Subcontract No. 3589-SC-WP97106 for the not-to-exceed amount of $119,900.00 as stated on the revised pricing schedule in your proposal. Please note that all work covered by this subcontract must be completed within 75 calendar days after this Notice of Award.

Enclosed are four (4) copies of the subcontract, three (3) of which must be signed and returned to Ruth H. Watson at the above address for execution by MK-Ferguson. An executed copy will be returned to you for your records. In addition, for your use in the performance of this subcontract, we will provide you with five (5) controlled sets of approved-for-construction Specifications, Drawings, Special Conditions, and the Subcontract Health and Safety Plan, as required by General Condition GC-2.

You are hereby directed to submit to Ruth H. Watson without delay all documentation regarding this subcontract. Before work can start at the site, you must receive a Notice to Proceed from the Subcontract Administrator.

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Page 2 NOTICE OF AWARD

Ruth H. Watson will be the Subcontract Administrator. All correspondence regarding this subcontract, except vendor data submittals, must be directed to the Subcontract Administrator at the above address. Vendor data must be submitted to Del Harmon, the Title III Engineer, at the same address.

Other MK-Ferguson personnel who will be responsible for providing administrative and technical direction and support for the work under this subcontract are:

     Mark R. Lewis, Procurement Manager

     Sheryl Hodges, Project Manager

     Earl Dowell, Construction Engineer

Very truly yours,



/s/ W. R. Bryant
---------------------
Mark R. Lewis
Procurement Manager

MRL/RHW/kah
Enclosures: as stated